Exhibit 99.1

Gamida Cell Announces Launch of Public Offering of Securities

BOSTON, Mass., April 18, 2023 – Gamida Cell Ltd. (Nasdaq: GMDA), a cell therapy pioneer working to turn cells into powerful therapeutics, today announced the launch of a follow-on public offering of its ordinary shares and accompanying warrants to purchase its ordinary shares. In addition, Gamida Cell expects to grant the underwriters a 30-day option to purchase up to an additional 15% of the ordinary shares to be sold in the offering and/or warrants to purchase its ordinary shares on the same terms and conditions. The offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed. All of the securities in the offering are to be sold by Gamida Cell.

Gamida Cell intends to use the net proceeds from this offering, together with its existing cash and cash equivalents and trading financial assets: to fund (i) commercialization activities to support the launch of Omisirge®; (ii) the continued clinical development of GDA-201; and (iii) general corporate purposes, including general and administrative expenses and working capital.

Piper Sandler & Co. is acting as sole book-running manager for this offering.

A registration statement on Form S-3 (File No. 333-259472) relating to the ordinary shares has been filed with the Securities and Exchange Commission and declared effective on April 1, 2022. This offering will be made only by means of a prospectus supplement. Copies of the preliminary prospectus supplement and the accompanying prospectus related to this offering may be obtained, when available, from: Piper Sandler & Co., 800 Nicollet Mall, J12S03, Minneapolis, Minnesota 55402, Attention: Prospectus Department, by telephone at (800) 747-3924 or by email at prospectus@psc.com. Investors may also obtain these documents at no cost by visiting the SEC’s website at http://www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities, in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Gamida Cell

Gamida Cell is a cell therapy pioneer working to turn cells into powerful therapeutics. The company’s research and development efforts have produced potentially curative cell therapy candidates for patients with blood cancers. The company applies a proprietary expansion platform leveraging the properties of nicotinamide to cell sources including umbilical cord blood-derived cells and NK cells to create allogeneic cell therapy candidates with the potential to redefine standards of care. These include Omisirge, an advanced cell therapy candidate for allogeneic hematopoietic stem cell transplant that has the potential to expand access and improve outcomes for patients with blood cancers, and GDA-201, an intrinsic NK cell therapy candidate being investigated for the treatment of hematological malignancies.

Forward Looking Statements

This press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995, including with respect to whether Gamida Cell will consummate the offering of securities described herein, and the timing, size and use of proceeds of such offering, and its expectations with respect to granting the underwriters a 30-day option to purchase additional ordinary shares. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those that are described in the Risk Factors sections of the preliminary prospectus supplement for such offering to be filed with the SEC, and the documents incorporated by reference therein, including without limitation the Company’s Annual Report on Form 10-K filed with the SEC on March 31, 2023, the accompanying prospectus and other filings that Gamida Cell makes with the SEC from time to time (which are available at http://www.sec.gov), any of which could cause the events and circumstances discussed in such forward-looking statements to not occur on the terms described or at all. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date hereof. Gamida Cell undertakes no obligation to update any such forward-looking statements after the date hereof, except as required by law.

Investor and Media Contact:

Dan Boyle

Orangefiery

dan@orangefiery.com

1-818-209-1692